ETF Opportunities Trust N-CSR

EX-99.906CERT

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ETF Opportunities Trust (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company’s Report on Form N-CSR for the period ended July 31, 2022  (the “Report”) fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:	October 7, 2022

Name:	/s/ Karen Shupe
Karen Shupe
Title:	Treasurer and Principal Executive Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.

 SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C. ss.1350, the undersigned officer of ETF Opportunities Trust (the “Company”), hereby certifies, to the best of his or her knowledge, that the Company’s Report on Form N-CSR for the period ended July 31, 2022 (the “Report”) fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:	October 7, 2022

Name:	/s/ Ann MacDonald
Ann MacDonald
Title:	Assistant Treasurer and Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as a part of the Report or as a separate disclosure document.